EXHIBIT 23.2



                             Henry Schiffer, C.P.A.
                           An Accountancy Corporation
                          315 Beverly Drive, Suite 211
                        Beverly Hills, California 90212





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation of our report, dated April 19, 2002, included in this Form 10-KSB/A in the previously filed Registration Statements of Beechport Capital Corp. on Form S-8 (File No. 333-69494, effective September 17, 2001 and File No. 333-62520, effective June 7, 2001).



/s/  Henry Schiffer, CPA
---------------------------
HENRY SCHIFFER, CPA
An Accountancy Corporation

Beverly Hills, California
May 1, 2002